Exhibit 99.1
DANVERS BANCORP, INC.

FOR IMMEDIATE RELEASE

Date:	October 28, 2010

Contacts:	Kevin T. Bottomley	L. Mark Panella
	President and CEO	Executive Vice President and CFO

Phone:	(978) 739-0263	(978) 739-0217
Email:	kevin.bottomley@danversbank.com	mark.panella@danversbank.com

Danvers Bancorp, Inc. Reports Results for the Three and Nine Months Ended September 30, 2010

DANVERS, MASSACHUSETTS (October 28, 2010): Danvers Bancorp, Inc. (the “Company”) (NASDAQ: DNBK), the holding company for Danversbank, today reported net income of $4.2 million for the quarter ended September 30, 2010 compared to net income of $1.2 million for the same quarter in 2009.  Net income for the comparable nine-month periods in 2010 and 2009 was $13.3 million and $2.7 million, respectively.  The combination of the acquisition of Beverly National Corporation (“Beverly”), organic growth, particularly within the loan portfolio, and the overall improvement of the Company’s net interest margin resulted in a significant increase in net interest income and, to a lesser extent, an increase in non-interest income.  These increases were partially offset by increased salaries and benefits expense, occupancy, equipment and other operating expenses.  Most notably, net interest income for the three and nine months ended September 30, 2010 improved by $6.6 million, or 46.8% and $23.0 million, or 58.0%, respectively, compared to the same periods in 2009.

Compared to the quarter ended June 30, 2010, net income decreased by $791,000, or 16.0%.  A slight decline in net interest income and non-interest income, directly related to a reduction in securities gains, somewhat offset decreases in the provision for loan losses and income taxes between the comparable periods.

2010 third quarter financial highlights include:

•	22% annualized growth in total loans during the third quarter;
•	22% annualized growth in total deposits during the third quarter;
•	Non-performing assets to total assets of 0.73% compared to 0.73% for Q3 ‘09 and 0.81% for Q2 ‘10;
•	Net interest margin of 3.49% compared to 3.23% for Q3 ‘09 and 3.66% for Q2 ‘10;
•	Net interest income increased 46.8% compared to Q3 ‘09 and decreased 1.8% compared to Q2 ‘10; and
•	Non-interest income increased 67.7% compared to Q3 ‘09 and decreased 31.4% compared to Q2 ‘10.

“Our loan portfolio growth trended closer to historic levels during the third quarter, which was also marked by continued robust growth in deposits,” noted Kevin T. Bottomley, President and CEO.

Earnings per share basic and diluted for the third quarter of 2010 and 2009 were $0.21 and $0.07, respectively.  Earnings per share basic and diluted for the quarter ended June 30, 2010 were $0.24.  Earnings per share basic and diluted for the nine months ended September 30, 2010 and 2009 were $0.66 and $0.17, respectively.

2010 Earnings Summary

The Company’s net interest income increased $6.6 million, or 46.8%, during the third quarter of 2010 compared to the same period in 2009.  For the comparable nine-month periods ended September 30, 2010 and 2009, net interest income increased $23.0 million, or 58.0%.  These increases are attributable to the overall growth of the Company and in particular, the growth of the loan portfolio and the improvement in the Company’s net interest margin (“NIM”).  The Company’s NIM improved by 26 basis points from 3.23% for the third quarter of 2009 to 3.49% for the third quarter of 2010 mainly due to the increase in average loan balances of $452.4 million and a 72 basis point decline in overall funding costs.

DANVERS BANCORP, INC.

The Company’s third quarter net interest income decreased $376,000, or 1.8%, compared to the second quarter of 2010 mainly due to the decrease in yield on interest-earning assets.  We experienced a 16 basis point decrease in the yield on earning assets, while the yield on cost of interest-bearing liabilities remained unchanged.  As a result, the Company’s NIM declined from 3.66% to 3.49%, respectively, between the second and third quarters of 2010.  The competition, especially from some of the larger institutions, and related pricing for new loan originations has become extremely competitive in the Company’s primary market area in 2010.  “We expect this pressure to our NIM to continue,” mentioned Bottomley.

Non-interest income for the third quarter of 2010 totaled $2.8 million, an increase of $1.1 million, or 67.7%, compared to the third quarter of 2009.  The improvement was primarily due to an increase of $379,000 in net gain on sales of loans, $362,000 in trust services fees, $260,000 in additional deposit account service fees and a $115,000 increase in the cash surrender value of bank-owned life insurance.  For the nine months ended September 30, 2010, non-interest income increased $4.4 million, or 84.05%, compared to the same period in 2009.  Net gain on sales of securities, trust services revenue and service charges on deposits were the largest contributors to the increase.

Non-interest income for the third quarter of 2010 decreased $1.3 million, or 31.4%, compared to the second quarter of 2010.  This decrease was primarily due to a $1.1 million decrease in net gain on sales of securities.  During the second quarter of 2010, management elected to sell approximately $30 million in available for sale securities and in the process somewhat shortened the duration of the overall investment portfolio.  While the Company’s general levels of non-interest revenues have shown incremental improvement, developing additional and meaningful sources of non-interest income remains a significant challenge.

Non-interest expense increased $4.5 million, or 34.5%, between the quarters ended September 30, 2010 and 2009, respectively, due primarily to increases in salaries and employee benefits, occupancy and equipment expense as a result of the additional personnel and branches related to the Beverly acquisition and the overall expansion of the Company’s branch network.  Other operating expense increased $899,000, or 40.5%, due primarily to the amortization of the core deposit intangible related to the Beverly acquisition.   For the nine month period ended September 30, 2010, non-interest expense increased $13.9 million, or 36.2%, from the comparable period in 2009.  Salaries and benefits, occupancy and general other operating expense, related to operating the larger combined franchise, were the primary reasons for the increase in non-interest expense.

Non-interest expense increased slightly by $262,000, or 1.5%, for the third quarter of 2010 compared to the second quarter of 2010.   An increase in salaries and benefits expense was the primary reason for the increase.

Since the fully taxable components of the Company’s revenues have increased as a result of the Beverly acquisition and organic growth of the franchise, the Company’s 2010 effective tax rate has increased when compared to the comparable three and nine month periods in 2009.

Balance Sheet Summary

Total assets increased by $131.2 million, or 5.2%, during the nine months ended September 30, 2010.  Net loans (including loans held for sale) increased $74.9 million, or 4.5%, securities, in aggregate, increased by $59.2 million, or 9.8%, and cash and cash equivalents decreased $5.4 million, or 7.5%, during the first nine months of the year.  On the liability side, deposit balances increased by $273.8 million, or 15.5%, for the nine months ended September 30, 2010.  After experiencing very strong loan, deposit and overall balance sheet growth in 2008 and 2009, the Company’s growth pattern for the first nine months of 2010 has been more modest.  While the Company has experienced a constant inflow of deposits during the first nine months, it is only during the most recent quarter that the Company’s loan balances and origination activities have demonstrated a meaningful increase.  The Company continues to focus much of its lending resources on commercial and industrial (“C&I”) and selected permanent commercial real estate opportunities.

DANVERS BANCORP, INC.

The Company experienced some improvement in its asset quality metrics for the quarter ended September 30, 2010.  Total non-performing assets (“NPA’s”) totaled $19.2 million at September 30, 2010 compared to $20.4 million at June 30, 2010 and $19.2 million at December 31, 2009.  NPA’s, as a percentage of total assets, decreased to 73 basis points at the end of the current quarter.  This compares to NPA metrics of 81 basis points and 77 basis points for the quarters ended June 30, 2010 and December 31, 2009, respectively.  At September 30, 2010, total NPA’s consisted of $12.3 million in loans considered impaired and on non-accrual, $6.1 million in performing troubled debt restructures and $832,000 in other real estate owned (“OREO”).  The number of problem credits being resolved continues to be offset by an equal number of new problem credits from quarter to quarter.  The vast majority of the Company’s existing problem credits have migrated from the pre-merger Danversbank loan portfolio.  The OREO balance consists of two properties.

“A persistent level of delinquencies in our residential lending portfolio (owner-occupied) continued in the third quarter.  In that sense, many of the issues in our local markets are more revenue-driven than credit-driven as individuals have become unemployed and experienced difficulty returning to work.  We believe that ultimately any losses in this portfolio will be modest,” stated Bottomley.

Despite continuing concerns with the current economic and employment conditions, the Company’s asset quality metrics and delinquency trends continue to be stable and favorable when compared to many industry peers.  The third quarter provision for loan losses was $900,000 compared to $1.4 million for the same period in 2009 and $1.3 million for the second quarter of 2010, as management continued to augment the allowance during the quarter in response to some relatively strong loan growth.  The allowance for loan losses increased $1.8 million, or 12.3%, for the first nine months of 2010 and represents 0.94% of total loans at September 30, 2010.  The acquisition of Beverly in the fourth quarter of 2009 and the related “purchase accounting” considerations are the reasons that the allowance represents a lower percentage of gross loans than in quarters prior to the acquisition.  Net charge-offs for the quarter and nine months ended September 30, 2010 were $634,000 and $1.6 million, respectively.  By comparison, net charge-offs were $241,000 and $1.6 million for the comparable periods in 2009.  The allowance represents 89.9% of non-performing loans at September 30, 2010 compared to 82.5% at December 31, 2009.

Deposits increased by $273.8 million, or 15.5%, to $2.0 billion at September 30, 2010 compared to $1.8 billion at December 31, 2009.  During the first nine months of 2010, the Company experienced increases in all deposit categories with the exception of a slight decline in other term certificates.  This growth is attributable to the Company’s expanded retail branch presence and online banking initiatives.  The Company opened its Cambridge and Waltham locations in 2009, its first Boston retail location in the first quarter of 2010 and its Needham location in the third quarter of 2010.  These branches have already attracted $109.7 million in new deposit balances.  The previously announced Lexington branch is slated to open during the first quarter of 2011.  Despite the low levels of short-term interest rates, the Company has experienced success in raising core deposit balances.

 “We continue to be pleased with the results from the expansion of our branch network and, in addition to the location at 50 Milk Street, we look forward to future locations at 218 Cambridge Street and 176 Federal Street in Boston,” mentioned Bottomley.

Short-term FHLB advances and repurchase agreements decreased by $120.0 million, or 100.0% and $15.0 million, or 28.5%, respectively, at September 30, 2010 compared to December 31, 2009.  As a result, the Company had no overnight borrowings with the FHLB at September 30, 2010.  Management continues to replace short and long-term borrowing with the aforementioned deposit inflows and in the process has lessened the Company’s reliance on any single funding source.  The Company had approximately $206.2 million in various FHLB term advances outstanding and an additional $37.8 million in short-term borrowings at September 30, 2010.  The Company’s short-term borrowings consist of overnight customer repurchase agreements.  From a funding and liquidity perspective, the Company has ready access to a number of large, stable and well-diversified short-term funding sources and these alternatives are available at competitive rates given the current rate environment.

DANVERS BANCORP, INC.

Company Profile

Danvers Bancorp, Inc., the holding company for Danversbank, is headquartered in Danvers, Massachusetts.  The Company has grown to $2.6 billion in assets through acquisitions and internal growth, including de novo branching.  We conduct business from our main office located at One Conant Street, Danvers, Massachusetts, and our 27 other branch offices located in Andover, Beverly, Boston, Cambridge, Chelsea, Danvers, Hamilton, Malden, Manchester, Middleton, Needham, Peabody, Reading, Revere, Salem, Saugus, Topsfield, Waltham, Wilmington and Woburn, Massachusetts.  Our business consists primarily of making loans to our customers, including C&I loans, commercial real estate loans, owner-occupied residential mortgages and consumer loans and investing in a variety of investment securities.  We fund these lending and investment activities with deposits from our customers, funds generated from operations and selected borrowings. We also provide wealth management and trust services, treasury management, debit and credit card products and online banking services.  Additional information about the Company and its subsidiaries is available at www.danversbank.com.

Forward Looking Statements

Certain statements herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based on the beliefs and expectations of management, as well as the assumptions made using information currently available to management.  Since these statements reflect the views of management concerning future events, these statements involve risks, uncertainties and assumptions.  As a result, actual results may differ from those contemplated by these statements.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate,” “project,” “seek,” “plan” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Certain factors that could cause actual results to differ materially from expected results include changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and the risk factors described in the Company’s December 31, 2009 Form 10-K, issued March 16, 2010, as updated by our Quarterly Reports on Form 10-Q, that adversely affect the business in which Danvers Bancorp, Inc. is engaged and changes in the securities market.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and the associated conference call.  The Company disclaims any intent or obligation to update any forward-looking statements, whether in response to new information, future events or otherwise.

DANVERS BANCORP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30,	December 31,
	2010	2009
	(In thousands)
ASSETS
Cash and cash equivalents	$66,388	$71,757
Certificates of deposit	-	10,679
Securities available for sale, at fair value	514,942	481,100
Securities held to maturity, at cost	146,974	110,932
Loans held for sale	3,750	1,948
Loans	1,741,116	1,666,164
Less allowance for loan losses	(16,510)	(14,699)
Loans, net	1,724,606	1,651,465

Restricted stock, at cost	18,172	18,726
Premises and equipment, net	39,476	36,764
Bank-owned life insurance	33,904	32,900
Other real estate owned	832	1,427
Accrued interest receivable	8,982	9,998
Deferred tax asset, net	8,445	9,619
Goodwill and intangibles assets	33,428	35,094
Prepaid FDIC assessment	6,723	8,515
Prepaid taxes	4,850	6,348
Other assets	19,496	12,477
	$2,630,968	$2,499,749

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Demand deposits	$241,410	$224,776
Savings and NOW accounts	445,380	376,975
Money market accounts	802,055	621,683
Term certificates over $100,000	327,770	314,097
Other term certificates	222,968	228,272
Total deposits	2,039,583	1,765,803
Short-term borrowings	37,783	172,829
Long-term debt	206,155	218,475
Subordinated debt	29,965	29,965
Accrued expenses and other liabilities	23,992	27,011
Total liabilities	2,337,478	2,214,083

Commitments and contingencies

Stockholders' equity:
Preferred stock; $0.01 par value, 10,000,000 shares authorized;
none issued	-	-
Common stock; $0.01 par value, 60,000,000 shares authorized; 22,316,125 shares
issued	223	223
Additional paid-in capital	238,758	237,577
Retained earnings	83,997	71,864
Accumulated other comprehensive income	7,270	3,650
Unearned restricted shares - 545,558 and 639,807 shares at September 30, 2010
and December 31, 2009, respectively	(5,930)	(6,793)
Unearned compensation - ESOP; 1,231,133 and 1,284,660 shares at
September 30, 2010 and December 31, 2009, respectively	(12,311)	(12,846)
Treasury stock, at cost; 1,318,039 and 610,593 shares at September 30, 2010 and
December 31, 2009, respectively	(18,517)	(8,009)
Total stockholders' equity	293,490	285,666
	$2,630,968	$2,499,749

DANVERS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
	(Dollars in thousands, except per share amounts)
Interest and dividend income:
Interest and fees on loans	$23,563	$17,448	$71,158	$49,767
Interest on debt securities:
Taxable	5,441	5,262	15,797	15,780
Non-taxable	310	235	757	658
Dividends on equity securities	8	-	12	1
Interest on cash equivalents and certificates of deposit	30	97	105	292
Total interest and dividend income	29,352	23,042	87,829	66,498

Interest expense:
Interest on deposits:
Savings and NOW accounts	1,403	647	3,671	1,842
Money market accounts	2,563	2,828	7,195	8,711
Term certificates	2,206	3,069	7,251	9,100
Interest on short-term borrowings	41	62	180	269
Interest on long-term debt and subordinated debt	2,377	2,291	6,851	6,916
Total interest expense	8,590	8,897	25,148	26,838
Net interest income	20,762	14,145	62,681	39,660
Provision for loan losses	900	1,400	3,400	3,360
Net interest income, after provision for loan losses	19,862	12,745	59,281	36,300

Non-interest income:
Service charges on deposits	1,129	869	3,436	2,503
Loan servicing fees	34	34	160	63
Net gain on sales of loans	466	87	709	772
Net gain on sales of securities, net of impairment write-down	67	4	1,330	4
Increase in cash surrender value of bank-owned life insurance	346	231	1,004	553
Trust services	362	-	1,198	-
Other operating income	392	442	1,695	1,284
Total non-interest income	2,796	1,667	9,532	5,179

Non-interest expenses:
Salaries and employee benefits	9,787	7,397	28,992	21,618
Occupancy	1,936	1,372	6,004	4,254
Equipment	1,055	877	3,109	2,464
Outside services	474	328	1,546	1,140
Other real estate owned expense	276	159	651	426
Deposit insurance expense	683	415	1,964	2,115
Advertising expense	214	277	856	597
Other operating expense	3,118	2,219	9,188	5,801
Total non-interest expenses	17,543	13,044	52,310	38,415
Income before income taxes	5,115	1,368	16,503	3,064
Provision for income taxes	963	205	3,157	383
Net income	$4,152	$1,163	$13,346	$2,681

Weighted-average shares outstanding:
Basic	19,871,405	16,302,603	20,194,817	16,256,081
Diluted	19,902,305	16,302,603	20,210,095	16,256,081

Earnings per share:
Basic	$0.21	$0.07	$0.66	$0.17
Diluted	$0.21	$0.07	$0.66	$0.17

DANVERS BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	September 30,	June 30,
	2010	2010
	(Dollars in thousands,
	except per share amounts)
Interest and dividend income:
Interest and fees on loans	$23,563	$24,206
Interest on debt securities:
Taxable	5,441	4,975
Non-taxable	310	205
Dividends on equity securities	8	4
Interest on cash equivalents and certificates of deposit	30	28
Total interest and dividend income	29,352	29,418

Interest expense:
Interest on deposits:
Savings and NOW accounts	1,403	1,215
Money market accounts	2,563	2,377
Term certificates	2,206	2,448
Interest on short-term borrowings	41	43
Interest on long-term debt and subordinated debt	2,377	2,197
Total interest expense	8,590	8,280
Net interest income	20,762	21,138
Provision for loan losses	900	1,300
Net interest income, after provision for loan losses	19,862	19,838

Non-interest income:
Service charges on deposits	1,129	1,223
Loan servicing fees	34	68
Net gain on sales of loans	466	144
Net gain on sales of securities, net of impairment write-down	67	1,192
Increase in cash surrender value of bank-owned life insurance	346	342
Trust services	362	443
Other operating income	392	662
Total non-interest income	2,796	4,074

Non-interest expenses:
Salaries and employee benefits	9,787	9,349
Occupancy	1,936	1,979
Equipment	1,055	1,034
Outside services	474	526
Other real estate owned expense	276	189
Deposit insurance expense	683	699
Advertising expense	214	433
Other operating expense	3,118	3,072
Total non-interest expenses	17,543	17,281
Income before income taxes	5,115	6,631
Provision for income taxes	963	1,688
Net income	$4,152	$4,943

Weighted-average shares outstanding:
Basic	19,871,405	20,295,687
Diluted	19,902,305	20,310,621

Earnings per share:
Basic	$0.21	$0.24
Diluted	$0.21	$0.24

DANVERS BANCORP, INC.
NET INTEREST INCOME ANALYSIS
(Unaudited)

	Three Months Ended September 30,
	2010				2009
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and
certificates of deposit	$45,395		$30	0.26%	$60,633		$97	0.64%
Debt securities: (2)
Gov't-sponsored enterprises	325,286		2,741	3.37	187,896		2,241	4.77
Mortgage-backed	276,293		2,540	3.68	246,167		2,823	4.59
Municipal bonds	32,050		310	3.87	23,071		235	4.07
Other	9,326		160	6.86	7,454		198	10.63
Restricted stock	23,067		8	0.14	14,626		-	-
Real estate mortgages (3)	880,169		12,353	5.61	664,082		9,537	5.74
C&I loans (3)	639,855		9,475	5.92	456,742		6,748	5.91
IRBs (3)	142,668		1,686	4.73	89,087		1,073	4.82
Consumer loans (3)	3,517		49	5.57	3,877		90	9.29
Total interest-earning assets	2,377,626		29,352	4.94	1,753,635		23,042	5.26
Allowance for loan losses	(16,325)				(12,939)
Total earning assets less allowance
for loan losses	2,361,301				1,740,696
Non-interest-earning assets	222,869				105,848
Total assets	$2,584,170				$1,846,544

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$435,559		1,403	1.29	$210,558		647	1.23
Money market accounts	769,254		2,563	1.33	553,428		2,828	2.04
Term certificates	546,500		2,206	1.61	459,363		3,069	2.67
Total deposits	1,751,313		6,172	1.41	1,223,349		6,544	2.14
Borrowed funds:
Short-term borrowings	40,102		41	0.41	63,215		62	0.39
Long-term debt	207,606		1,809	3.49	162,006		1,823	4.50
Subordinated debt	30,481		568	7.45	29,965		468	6.25
Total interest-bearing liabilities	2,029,502		8,590	1.69	1,478,535		8,897	2.41
Non-interest-bearing deposits	242,240				131,408
Other non-interest-bearing liabilities	20,258				14,677
Total non-interest-bearing liabilities	262,498				146,085
Total liabilities	2,292,000				1,624,620
Stockholders' equity	292,170				221,924
Total liabilities and stockholders' equity	$2,584,170				$1,846,544

Net interest income			$20,762				$14,145
Net interest rate spread (4)				3.25%				2.85%
Net interest-earning assets (5)	$348,124				$275,100
Net interest margin (6)				3.49%				3.23%
Ratio of interest-earning assets
to total interest-bearing liabilities	1.17	x			1.19	x

(1) Yields are annualized.
(2) Average balances are presented at average amortized cost.
(3) Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6) Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.
NET INTEREST INCOME ANALYSIS
(Unaudited)

	Nine Months Ended September 30,
	2010				2009
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and
certificates of deposit	$62,792		$105	0.22%	$43,678		$292	0.89%
Debt securities: (2)
U.S. Government	6,300		8	0.17	681		13	2.55
Gov't-sponsored enterprises	265,774		6,890	3.46	191,469		6,991	4.87
Mortgage-backed	285,872		8,132	3.79	241,350		8,574	4.74
Municipal bonds	28,012		757	3.60	21,583		658	4.06
Other	9,995		767	10.23	2,668		202	10.09
Restricted stock	18,948		12	0.08	14,626		1	0.01
Real estate mortgages (3)	919,449		39,692	5.76	637,778		26,983	5.64
C&I loans (3)	607,395		26,658	5.85	445,032		19,571	5.86
IRBs (3)	130,969		4,660	4.74	81,684		2,930	4.78
Consumer loans (3)	3,477		148	5.68	4,394		283	8.59
Total interest-earning assets	2,338,983		87,829	5.01	1,684,943		66,498	5.26
Allowance for loan losses	(15,757)				(12,623)
Total earning assets less allowance
for loan losses	2,323,226				1,672,320
Non-interest-earning assets	189,898				103,532
Total assets	$2,513,124				$1,775,852

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$417,034		3,671	1.17	$201,511		1,842	1.22
Money market accounts	705,443		7,195	1.36	504,418		8,711	2.30
Term certificates	558,508		7,251	1.73	419,597		9,100	2.89
Total deposits	1,680,985		18,117	1.44	1,125,526		19,653	2.33
Borrowed funds:
Short-term borrowings	55,804		180	0.43	90,414		269	0.40
Long-term debt	211,452		5,457	3.44	162,391		5,417	4.45
Subordinated debt	29,965		1,394	6.20	29,965		1,499	6.67
Total interest-bearing liabilities	1,978,206		25,148	1.70	1,408,296		26,838	2.54
Non-interest-bearing deposits	226,488				128,132
Other non-interest-bearing liabilities	18,025				13,923
Total non-interest-bearing liabilities	244,513				142,055
Total liabilities	2,222,719				1,550,351
Stockholders' equity	290,405				225,501
Total liabilities and stockholders' equity	$2,513,124				$1,775,852

Net interest income			$62,681				$39,660
Net interest rate spread (4)				3.31%				2.72%
Net interest-earning assets (5)	$360,777				$276,647
Net interest margin (6)				3.57%				3.14%
Ratio of interest-earning assets
to total interest-bearing liabilities	1.18	x			1.20	x

(1) Yields are annualized.
(2) Average balances are presented at average amortized cost.
(3) Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6) Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.
NET INTEREST INCOME ANALYSIS
(Unaudited)

	Three Months Ended
	September 30, 2010				June 30, 2010
	Average		Interest	Average	Average		Interest	Average
	Outstanding		Earned/	Yield/	Outstanding		Earned/	Yield/
	Balance		Paid	Rate (1)	Balance		Paid	Rate (1)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning cash equivalents and
certificates of deposit	$45,395		$30	0.26%	$49,979		$28	0.22%
Debt securities: (2)
U.S. Government	-		-	-	3,616		1	0.11
Gov't-sponsored enterprises	325,286		2,741	3.37	252,143		2,207	3.50
Mortgage-backed	276,293		2,540	3.68	287,398		2,464	3.43
Municipal bonds	32,050		310	3.87	27,530		205	2.98
Other	9,326		160	6.86	10,336		303	11.73
Restricted stock	23,067		8	0.14	22,047		4	0.07
Real estate mortgages (3)	880,169		12,353	5.61	911,286		13,689	6.01
C&I loans (3)	639,855		9,475	5.92	614,753		8,968	5.84
IRBs (3)	142,668		1,686	4.73	125,408		1,506	4.80
Consumer loans (3)	3,517		49	5.57	3,487		43	4.93
Total interest-earning assets	2,377,626		29,352	4.94	2,307,983		29,418	5.10
Allowance for loan losses	(16,325)				(15,849)
Total earning assets less allowance
for loan losses	2,361,301				2,292,134
Non-interest-earning assets	222,869				205,784
Total assets	$2,584,170				$2,497,918

Interest-bearing liabilities:
Deposits:
Savings and NOW accounts	$435,559		1,403	1.29	$418,564		1,215	1.16
Money market accounts	769,254		2,563	1.33	693,127		2,377	1.37
Term certificates	546,500		2,206	1.61	570,550		2,448	1.72
Total deposits	1,751,313		6,172	1.41	1,682,241		6,040	1.44
Borrowed funds:
Short-term borrowings	40,102		41	0.41	41,308		43	0.42
Long-term debt	207,606		1,809	3.49	209,849		1,813	3.46
Subordinated debt	30,481		568	7.45	29,965		384	5.13
Total interest-bearing liabilities	2,029,502		8,590	1.69	1,963,363		8,280	1.69
Non-interest-bearing deposits	242,240				223,340
Other non-interest-bearing liabilities	20,258				20,085
Total non-interest-bearing liabilities	262,498				243,425
Total liabilities	2,292,000				2,206,788
Stockholders' equity	292,170				291,130
Total liabilities and stockholders' equity	$2,584,170				$2,497,918

Net interest income			$20,762				$21,138
Net interest rate spread (4)				3.25%				3.41%
Net interest-earning assets (5)	$348,124				$344,620
Net interest margin (6)				3.49%				3.66%
Ratio of interest-earning assets
to total interest-bearing liabilities	1.17	x			1.18	x

(1) Yields are annualized.
(2) Average balances are presented at average amortized cost.
(3) Average loans include non-accrual loans and are net of average deferred loan fees/costs.
(4) Net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(6) Net interest margin represents net interest income divided by average total interest-earning assets.

DANVERS BANCORP, INC.
SELECTED FINANCIAL RATIOS AND OTHER DATA
(Unaudited)

At or For
At or For the	At or For the	the Three
Three Months Ended	Nine Months Ended	Months Ended
September 30,	September 30,	June 30,
2010	2009	2010	2009	2010

Performance Ratios:

Return on assets (ratio of income to average total assets) (1)	0.64%	0.25%	0.71%	0.20%	0.79%
Return on equity (ratio of income to average equity) (1)	5.68%	2.10%	6.13%	1.59%	6.79%
Net interest rate spread (1) (2)	3.25%	2.85%	3.31%	2.72%	3.41%
Net interest margin (1) (3)	3.49%	3.23%	3.57%	3.14%	3.66%
Efficiency ratio (4)	72.11%	82.30%	70.13%	85.47%	66.34%
Non-interest expenses to average total assets (1)	2.72%	2.83%	2.78%	2.88%	2.77%
Average interest-earning assets to interest-bearing liabilities	1.17	x	1.19	x	1.18	x	1.20	x	1.18	x

Asset Quality Ratios:

Non-performing assets to total assets	0.73%	0.73%	0.73%	0.73%	0.81%
Non-performing loans to total loans	1.05%	0.96%	1.05%	0.96%	1.17%
Allowance for loan losses to non-performing loans	89.87%	115.72%	89.87%	115.72%	83.76%
Allowance for loan losses to total loans	0.94%	1.11%	0.94%	1.11%	0.98%

Capital Ratios:

Risk-based capital (to risk-weighted assets)	15.83%	18.72%	15.83%	18.72%	16.70%
Tier 1 risk-based capital (to risk-weighted assets)	14.95%	17.70%	14.95%	17.70%	15.79%
Tier 1 leverage capital (to average assets)	11.03%	13.14%	11.03%	13.14%	11.42%
Stockholders' equity to total assets	11.16%	11.95%	11.16%	11.95%	11.63%
Average stockholders' equity to average assets	11.31%	12.02%	11.56%	12.07%	11.65%

(1) Ratios are annualized.
(2) The net interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3) The net interest margin represents net interest income as a percent of average interest-earning assets.
(4) The efficiency ratio represents non-interest expense for the period minus expenses related to the amortization of intangible assets divided by the sum of net interest income (before the loan loss provision) plus non-interest income.